FOR IMMEDIATE RELEASE

January 12, 2006

Contact:  Rosemarie Faccone

     Susan Jordan

     732-577-9997

MONMOUTH REAL ESTATE INVESTMENT CORPORATION DECLARES DIVIDEND

FREEHOLD, NJ, January 12, 2006…..On January 11, 2006, the Board of Directors of Monmouth Real Estate Investment Corporation (NASDAQ/NMS:MNRTA) declared its quarterly dividend of $0.15 per share payable March 15, 2006 to shareholders of record February 15, 2006.  The Company’s annual dividend rate is $0.60 per share.

Monmouth Real Estate Investment Corporation, which was organized in 1968, is a publicly-owned real estate investment trust specializing in net-leased industrial properties. The Company’s equity portfolio consists of forty-one industrial properties and one shopping center located in New Jersey, New York, Connecticut, Maryland, Michigan, Mississippi, Missouri, Massachusetts, Iowa, Illinois, Nebraska, North Carolina, South Carolina, Kansas, Pennsylvania, Florida, Virginia, Ohio, Wisconsin, Arizona, Georgia, Colorado and Alabama.  In addition, the Company owns a portfolio of REIT securities.

#####